UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 29, 2013

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Quest Diagnostics Incorporated (the “Company”) previously announced that Robert A. Hagemann, who served as Senior Vice President and Chief Financial Officer, would terminate employment after the Company identified a new chief financial officer. Mr. Hagemann served as Senior Vice President and Chief Financial Officer until July 29, 2013; his termination of employment was effective July 31, 2013.

In connection with his termination of employment, Mr. Hagemann will be entitled to benefits under the Company's Executive Officer Severance Plan, in which he is a Schedule A participant. The Company's Executive Officer Severance Plan was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2013.

Mr. Hagemann agreed to provide consulting services to the Company after his termination of employment, until February 28, 2014, pursuant to a consulting agreement with the Company. The Company will pay Mr. Hagemann $633,035 for his services under the consulting agreement. The foregoing description of the consulting agreement is qualified in its entirety by reference to the full text of the consulting agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibit	Description

	10.1	Consulting Agreement dated July 31, 2013 between Quest Diagnostics Incorporated and Robert A. Hagemann

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

August 1, 2013

QUEST DIAGNOSTICS INCORPORATED

By:    /s/ William J. O'Shaughnessy, Jr.
William J. O'Shaughnessy, Jr.
Assistant General Counsel and Secretary